UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 19, 2006
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
     On October 19, 2006, Applica Incorporated announced that it has entered into a definitive agreement with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) under which Harbinger Capital Partners will acquire all outstanding shares of Applica that it does not currently own for $6 per share in cash. Harbinger Capital Partners is Applica’s largest shareholder, with ownership of an aggregate of 9,830,800 shares or approximately 40% of the common stock of Applica.
     The signing of the definitive agreement follows the determination by Applica’s Board of Directors that the Harbinger Capital Partners offer is superior to the terms of Applica’s previous merger agreement with NACCO Industries, Inc. and HB-PS Holding Company, Inc., a wholly owned subsidiary of NACCO. Applica has terminated such merger agreement in accordance with its terms.
     A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K, which is incorporated herein by reference thereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 19, 2006	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Chief Operating Officer and Chief
Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description
99	Applica Incorporated Press Release dated October 19, 2006

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